NEWS RELEASE
Investor Contact:	Media Contact:
Dustin Stilwell 812.306.2964 dustinstilwell@berryplastics.com	Eva Schmitz 812.306.2424 evaschmitz@berryplastics.com

FOR IMMEDIATE RELEASE

Berry Plastics Group, Inc. Reports Fourth Quarter and Fiscal Year 2013 Results

EVANSVILLE, Ind. – November 21, 2013 – Berry Plastics Group, Inc. (NYSE:BERY) today reported results for its fiscal fourth quarter 2013, referred to in the following as the September 2013 quarter, and fiscal year 2013:

•	September 2013 quarter Operating EBITDA of $194 million and fiscal 2013 Adjusted EBITDA of $790 million
•	September 2013 quarter net income of $26 million ($0.22 per diluted share) and fiscal 2013 net income of $57 million ($0.48 per diluted share)
•	Net debt reduction of $580 million and leverage ratio (net debt/Adjusted EBITDA) reduction to 4.8x, a total reduction of 0.7x during fiscal 2013
•	Fiscal 2013 Adjusted free cash flow of $243 million, representing a 10 percent adjusted free cash flow yield
•	Fiscal 2013 cash flow from operating activities of $464 million
•	Adjusted net income per share of $0.33 for the September 2013 quarter compared to $0.34 in the September 2012 quarter

“The September quarter continued to be pressured by weak consumer demand, similar to trends seen throughout 2013 and the back half of 2012,” said Jon Rich, Chairman and CEO of Berry Plastics.  “To offset the impact of continuing tough economic challenges, Berry has taken many necessary, proactive steps to remain competitive and a leader in the plastics packaging industry.”

September Quarter and Fiscal Year 2013 Results
For the quarter ended September 2013, the Company’s net sales were flat versus the September 2012 quarter at $1,204 million.  The quarter consisted of increased selling prices due to higher material costs offset by lower volumes due to softer customer demand.

	Quarterly Period Ended (Unaudited)
Net sales (in millions)	September 28, 2013	September 29, 2012	$ Change	% Change
Rigid Open Top	$299	$318	$(19)	(6%)
Rigid Closed Top	351	352	(1)	(-%)
Rigid Packaging	650	670	(20)	(3%)
Engineered Materials	367	352	15	4%
Flexible Packaging	187	182	5	3%
Total net sales	$1,204	$1,204	$—	—

For fiscal year 2013, the Company’s net sales declined by 2 percent to $4,647 million from $4,766 million as compared to the same period for 2012.  This decline was primarily attributed to lower selling prices of 1 percent and sales volume declines of 2 percent related to softer customer demand, year-over-year adverse change in weather and reduction in raw material content partially offset by acquisition volumes and volume gains in certain of our product lines.

	Fiscal Year Ended (Unaudited)
Net sales (in millions)	September 28, 2013	September 29, 2012	$ Change	% Change
Rigid Open Top	$1,127	$1,229	$(102)	(8%)
Rigid Closed Top	1,387	1,438	(51)	(4%)
Rigid Packaging	2,514	2,667	(153)	(6%)
Engineered Materials	1,397	1,362	35	3%
Flexible Packaging	736	737	(1)	(-%)
Total net sales	$4,647	$4,766	$(119)	(2%)

Capital Structure and Adjusted Free Cash Flow
The ratio of net debt of $3,804 million to Adjusted EBITDA for the fiscal  year ended September 28, 2013 of $790 million was 4.8x.  The ratio at the end of September 29, 2012 quarter was 5.5x.  The Company’s Adjusted free cash flow for fiscal 2013 was $243 million.  Adjusted free cash flow for the September 2013 quarter was $120 million.

	September 28, 2013	September 29, 2012
(in millions) (Unaudited)
Term Loan	$1,125	$1,134
Incremental Term Loan	1,397	—
Revolving line of credit	—	73
9 1/2% Second Priority Notes	500	500
Senior Unsecured Term Loan	18	39
9¾% Second Priority Notes	800	800
Retired debt	—	1,834
Debt discount, net	(8)	—
Capital leases and other	114	91
Cash and cash equivalents	(142)	(87)
Net debt	$3,804	$4,384

Outlook
“Our enhanced focus on driving organic growth and international growth coupled with our progress on operational efficiencies and cost reduction actions, pave the way for success for Berry in the future.  As we move forward, Berry will remain focused on our key strategic initiatives to continue to drive shareholder value,” said Rich.

In November, the Company initiated a cost reduction plan designed to deliver meaningful cost savings and optimal equipment utilization. This plan will result in several plant rationalizations.  The costs associated with this plan will primarily consist of one-time costs associated with facility consolidation, including severance and termination benefits for employees of approximately $6 million, other costs associated with exiting facilities of approximately $30 million and non-cash asset impairment charges of approximately $11 million.  In addition, as part of this cost reduction plan the Company estimates it will incur capital expenditures of approximately $13 million.  Overall these facility restructuring programs are projected to generate approximately $27 million of annual operating savings when fully implemented.  These amounts are preliminary estimates based on the information currently available to management.  The plan is expected to be fully implemented by the end of fiscal 2014.

Looking forward, we anticipate our fiscal 2014 adjusted free cash flow, after deducting the $32 million tax receivable payment, to be approximately $270 million.  This estimate assumes flat pricing on plastic resin costs and benefits and costs from our restructuring program initiatives.  Our investments in property, plant and equipment are forecasted to be approximately $230 million for fiscal 2014.  Assuming no change in short-term interest rates and no refinancing activity, we estimate fiscal 2014 cash interest will be approximately $215 million.

Investor Conference Call
The Company will host a conference call on Friday, November 22, 2013, at 10 a.m. Eastern Time to discuss its fourth quarter and fiscal 2013 results.  The telephone number to access the conference call is (866) 835-8845 (domestic), or (703) 639-1408 (international), conference ID 1627146.  The call will last approximately one hour.  Interested parties are invited to listen to a live webcast by visiting the Company’s Investor Relations page at www.berryplastics.com.  A replay of the conference call can also be accessed on the Investor Relations page of the website beginning November 22, 2013, at 2 p.m. Eastern Time, to November 30, 2013, by calling (888) 266-2081 (domestic), or (703) 925-2533 (international), access code 1627146.

About Berry Plastics
Berry Plastics Group, Inc. is a leading provider of value-added plastic consumer packaging and engineered materials delivering high-quality customized solutions to our customers with annual net sales of over $4.6 billion in fiscal 2013.  With world headquarters in Evansville, Indiana, the Company’s common stock is listed on the New York Stock Exchange under the ticker symbol BERY.  For additional information, visit the Company’s website at www.berryplastics.com.

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures such as Operating EBITDA, Adjusted EBITDA, Adjusted net income per share and Adjusted free cash flow. A reconciliation of these non-GAAP financial measures to comparable measures determined in accordance with accounting principles generally accepted in the United States of America (GAAP) is set forth at the end of this press release.

Forward Looking Statements
Statements in this release that are not historical, including statements relating to the expected future performance of the Company, are considered “forward looking” and are presented pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “anticipates” “outlook,” or “looking forward,” or similar expressions that relate to our strategy, plans or intentions.  All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to our expectations regarding future industry trends are forward-looking statements.  In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments.  These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected.

Important factors that could cause actual results to differ materially from our expectations, which we refer to as cautionary statements, are disclosed under “Risk Factors” and elsewhere in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission, including, without limitation, in conjunction with the forward-looking statements included in this release.  All forward-looking information and subsequent written and oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements.  Some of the factors that we believe could affect our results include:  (1) risks associated with our substantial indebtedness and debt service; (2) changes in prices and availability of resin and other raw materials and our ability to pass on changes in raw material prices on a timely basis; (3) performance of our business and future operating results; (4) risks related to our acquisition strategy and integration of acquired businesses; (5) reliance on unpatented know-how and trade secrets; (6) increases in the cost of compliance with laws and regulations, including environmental, safety, and production and product laws and regulations; (7) risks related to disruptions in the overall economy and the financial markets may adversely impact our business; (8) catastrophic loss of one of our key manufacturing facilities, natural disasters, and other unplanned business interruptions; (9) risks of competition, including foreign competition, in our existing and future markets;(10) general business and economic conditions, particularly an economic downturn; (11) the ability of our insurance to cover fully our potential exposures; (12) risks that that our restructuring programs may entail greater implementation costs  or result in lower costs savings than anticipated, and (13) the other factors discussed in the under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you.  Accordingly, readers should not place undue reliance on those statements. All forward-looking statements are based upon information available to us on the date of this release.  We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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Berry Plastics Group, Inc.
Consolidated Statements of Operations
(Unaudited)
(in millions, except per share data)

	Quarterly Period Ended		Fiscal Year Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
Net sales	$1,204	$1,204	$4,647	$4,766
Costs and expenses:
Cost of goods sold	1,006	987	3,835	3,993
Selling, general and administrative	77	81	307	308
Amortization of intangibles	24	28	105	109
Restructuring and impairment charges	7	1	14	31
Operating income	90	107	386	325
Debt extinguishment	—	—	64	—
Other income, net	(1)	(6)	(7)	(7)
Interest expense, net	56	81	244	328
Income before income taxes	35	32	85	4
Income tax expense	9	9	28	2
Net income	$26	$23	$57	$2
Net income per share:
Basic	$0.23	$0.28	$0.50	$0.02
Diluted	0.22	0.26	0.48	0.02
Weighted-average number of shares outstanding: (in thousands)
Basic	115,427	83,202	113,486	83,435
Diluted	120,747	89,131	119,454	86,644

Comprehensive income	$52	$19	$86	$3

Berry Plastics Group, Inc.
Condensed Consolidated Balance Sheets
(in millions)

	September 28, 2013	September 29, 2012
	(Unaudited)
Assets:
Cash and cash equivalents	$142	$87
Accounts receivable, net	449	455
Inventories	575	535
Other current assets	171	156
Property, plant and equipment, net	1,266	1,216
Goodwill, intangibles assets and other long-term assets	2,532	2,657
Total assets	$5,135	$5,106

Liabilities and stockholders' deficit
Current liabilities, excluding debt	613	606
Current and long-term debt	3,946	4,471
Other long-term liabilities	772	481
Redeemable shares	—	23
Stockholders’ deficit	(196)	(475)
Total liabilities and stockholders' deficit	$5,135	$5,106

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Berry Plastics Group, Inc.
   Condensed Consolidated Statements of Cash Flows
 (in millions)

	Fiscal Year Ended
	September 28, 2013	September 29, 2012
	(Unaudited)
Net cash from operating activities	$464	$479

Cash flows from investing activities:
Additions to property, plant and equipment	(239)	(230)
Proceeds from sale of assets	18	30
Acquisitions of business, net of cash acquired	(24)	(55)
Net cash from investing activities	(245)	(255)

Cash flows from financing activities:
Proceeds from long-term borrowings	1,391	2
Repayment of long-term borrowings	(1,978)	(175)
Proceeds from issuance of common stock	27	—
Purchases of common stock	—	(6)
Payment of tax receivable agreement	(5)	—
Debt financing costs	(39)	—
Repayment of notes receivable	2	—
Equity contributions	438	—
Net cash from financing activities	(164)	(179)
Effect of exchange rate changes on cash	—	—
Net change in cash and cash equivalents	55	45
Cash and cash equivalents at beginning of period	87	42
Cash and cash equivalents at end of period	$142	$87

Berry Plastics Group, Inc.
Condensed Consolidated Financial Statements
Segment Information
(Unaudited)
(in millions)

	Quarterly Period Ended		Fiscal Year Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
Net sales:
Rigid Open Top	$299	$318	$1,127	$1,229
Rigid Closed Top	351	352	1,387	1,438
Rigid Packaging	$650	$670	$2,514	$2,667
Engineered Materials	367	352	1,397	1,362
Flexible Packaging	187	182	736	737
Total	$1,204	$1,204	$4,647	$4,766
Operating income:
Rigid Open Top	$28	$46	$123	$159
Rigid Closed Top	33	32	130	95
Rigid Packaging	$61	$78	$253	$254
Engineered Materials	28	28	116	70
Flexible Packaging	1	1	17	1
Total	$90	$107	$386	$325
Depreciation and amortization:
Rigid Open Top	$22	$23	$90	$90
Rigid Closed Top	31	34	129	135
Rigid Packaging	$53	$57	$219	$225
Engineered Materials	18	20	71	71
Flexible Packaging	12	16	51	59
Total	$83	$93	$341	$355
Restructuring and impairment charges:
Rigid Open Top	$—	$—	$1	$—
Rigid Closed Top	—	1	3	9
Rigid Packaging	$—	$1	$4	$9
Engineered Materials	7	—	9	22
Flexible Packaging	—	—	1	—
Total	$7	$1	$14	$31
Other operating expenses:
Rigid Open Top	$4	$1	$9	$6
Rigid Closed Top	4	4	11	29
Rigid Packaging	$8	$5	$20	$35
Engineered Materials	2	4	7	12
Flexible Packaging	4	2	7	13
Total	$14	$11	$34	$60
Operating EBITDA:
Rigid Open Top	$54	$70	$223	$255
Rigid Closed Top	68	71	273	268
Rigid Packaging	$122	$141	$496	$523
Engineered Materials	55	52	203	175
Flexible Packaging	17	19	76	73
Total	$194	$212	$775	$771

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Berry Plastics Group, Inc.
Reconciliation Schedules
(Unaudited)
(in millions, except per share data)

	Quarterly Period Ended		Fiscal Year Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012

Net income	$26	$23	$57	$2

Add: interest expense	56	81	244	328
Add: income tax expense	9	9	28	2
EBIT (1)	$91	113	$329	$332

Add: depreciation and amortization	83	93	341	355
Add: restructuring and impairment	7	1	14	31
Add: extinguishment of debt	—	—	64	—
Add: other expense	13	5	27	53
Operating EBITDA (1)	$194	$212	$775	$771

Add: pro forma acquisitions	—		2
Add: unrealized cost savings	1		13
Adjusted EBITDA (1)	$195		$790

Cash flow from operating activities	$167	$201	$464	$479
Additions to property, plant, and equipment, net	(47)	(42)	(221)	(200)
Adjusted free cash flow (1)	$120	$159	$243	$279

Net income per share-diluted	$0.22	$0.26
Restructuring and impairment charges (net of tax)	0.04	0.01
Other expense (net of tax)	0.07	0.07
Adjusted net income per share (1)	$0.33	$0.34

	Estimated Fiscal 2014
Cash flow from operating activities	$532
Additions to property, plant, and equipment, net	(230)
Tax receivable agreement payment	(32)
Adjusted free cash flow (1)	$270

(1) Supplemental financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).  These non-GAAP financial measures should not be considered as alternatives to operating or net income or cash flows from operating activities, in each case determined in accordance with GAAP. These non-GAAP financial measures are among the indicators used by management to measure the performance of the Company’s operations, and also among the criteria upon which performance-based compensation may be based.  Adjusted EBITDA also is used by our lenders for debt covenant compliance purposes. We use Adjusted Free Cash Flow as a measure of liquidity because it assists us in assessing our company’s ability to fund its growth through its generation of cash.

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Similar non-GAAP financial measures may be calculated differently by other companies, including other companies in our industry, limiting their usefulness as comparative measures.  Because of these limitations, you should consider the non-GAAP financial measures alongside other performance measures and liquidity measures, including operating income, various cash flow metrics, net income and our other GAAP results.

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